                                 SCHEDULE 14A
                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      MassMutual Participation Investors
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

                      MassMutual Participation Investors
                       Springfield, Massachusetts  01111

                 [LOGO OF MASSMUTUAL PARTICIPATION INVESTORS]

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                                     TIME
                            Friday, April 23, 1999
                                 at 1:00 p.m.

                                     PLACE
                                   Oak Room
                             Massachusetts Mutual
                            Life Insurance Company
                               1295 State Street
                       Springfield, Massachusetts  01111

                Please date, fill in and sign the enclosed form
                  of proxy and mail it in the enclosed return
                 envelope which requires no postage if mailed
                             in the United States

                      MassMutual Participation Investors
                          Springfield, Massachusetts

Dear Shareholder:

     The 1999 Annual Meeting of Shareholders will be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, at 1:00 p.m., Springfield time, on Friday, April 23, 1999. A Notice and a Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and a postage prepaid envelope in which to return your proxy card are enclosed.

     By promptly returning the enclosed proxy card, you as a shareholder can help the Trust avoid the necessity and expense of sending follow-up letters to obtain the attendance of a majority of the outstanding shares. You are earnestly requested to sign and return the proxy card in order that the necessary quorum may be represented at the meeting. If you find you can be present in person, you may, if you wish, revoke your proxy then and vote your shares in person.

     At the meeting, shareholders will elect three Trustees, approve or disapprove the selection of PricewaterhouseCoopers LLP as auditors, and approve or disapprove the continuance of the current Investment Advisory and Administrative Services Contract between the Trust and its investment adviser, Massachusetts Mutual Life Insurance Company. The Trustees recommend that the shareholders elect the nominated Trustees, ratify the selection of PricewaterhouseCoopers LLP and approve the continuance of the Investment Advisory and Administrative Services Contract.

     I look forward to your attendance at this meeting because it will provide us with an opportunity to inform you about the progress of MassMutual Participation Investors.

                                   Sincerely,


                                   Richard G. Dooley
                                   Chairman

                      MassMutual Participation Investors

                   Notice of Annual Meeting of Shareholders

To the Shareholders of MassMutual Participation Investors:

     Please take notice that the Annual Meeting of Shareholders of MASSMUTUAL PARTICIPATION INVESTORS (the "Trust") has been called to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 23, 1999, at 1:00 p.m., Springfield time, for the following purposes:

     (1) To re-elect Marshall D. Butler as a Trustee for a one-year term and to re-elect Jack A. Laughery and Corine T. Norgaard as Trustees for three-year terms and until their successors are duly elected and qualified;

     (2) To ratify or reject the action taken by the Board of Trustees in selecting PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 1999;

     (3) To approve or disapprove continuance of the Trustees current Investment Advisory and Administrative Services Contract dated October 7, 1988; and

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of record of the shares of beneficial interest of the Trust at the close of business on February 23, 1999, are entitled to vote at the meeting or any adjournment thereof.

                                   By order of the
                                   Board of Trustees,


                                   Stephen L. Kuhn
                                   Vice President and Secretary

Springfield, Massachusetts
March 3, 1999

                                PROXY STATEMENT
                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of MASSMUTUAL PARTICIPATION INVESTORS (the "Trust") for use at the Annual Meeting of its Shareholders, to be held in the Oak Room of Massachusetts Mutual Life Insurance Company (the "Insurance Company"), 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 23, 1999, at 1:00 p.m., Springfield time.

     Any person giving a proxy has power to revoke it by mail or in person at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained therein.

     Holders of the shares of beneficial interest of the Trust ("shares") of record at the close of business on February 23, 1999 will be entitled to one vote per share on all business of the meeting and any adjournments. There were 9,316,591 shares outstanding on the record date. To the best knowledge of the Trust, the only beneficial owner of more than 5% of the outstanding shares of the Trust is the Insurance Company. The Insurance Company may be deemed a beneficial owner of more than 5% of the outstanding shares of the Trust by reason of its owning a $12,000,000 Senior Fixed Rate Convertible Note due July 15, 2002 (the "Note") issued by the Trust. The Insurance Company, at its option, can convert the principal amount of the Note into shares. The dollar amount of principal would be converted into an equivalent dollar amount of shares based upon the average price of the shares for ten business days prior to the notice of conversion.

     The mailing address of the principal executive offices of the Trust is 1295 State Street, Springfield, Massachusetts 01111. This Proxy Statement and the accompanying letter to shareholders from the Chairman of the Board of Trustees, Notice of Annual Meeting of Shareholders and proxy card are being mailed on or about March 3, 1999 to shareholders of record on the record date.

     Pursuant to the Trustees By-Laws, the presence at the Annual Meeting, in person or by proxy, of Shareholders entitled to cast a majority of the votes shall be a quorum for the transaction of business. A plurality of the votes cast is required to elect Trustees. Thus, the three nominees for election as Trustees at the Annual Meeting who receive the greatest number of votes properly cast for the election of trustees shall be elected Trustees. Under the Trustees Declaration of Trust a majority of the shares voted is required to ratify the selection of independent accountants.

     An affirmative "majority vote" of the Trustees shares is required to approve the continuance of the Trustees Investment Advisory and Administrative Services Contract. A "majority vote" means either (1) the holders of at least 67% of the Trustees shares present in person or by proxy, if more than 50% of the Trust's outstanding shares are present or represented by proxy, or (2) a majority of the outstanding shares of the Trust, whichever is less.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Trust to act as election inspectors for the meeting. The election inspectors will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a Trustee or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote, and (ii) the broker or nominee does not exercise the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. As to the continuance of the Investment Advisory and Administrative Services Contract, abstentions or broker non-votes have the effect of a negative vote. With respect to the election of Trustees and the ratification of the selection of an independent accountant, abstentions and broker non-votes have no effect on the outcome of the proposal so long as a quorum is present.

                           (1)  ELECTION OF TRUSTEES

     The Board of Trustees is currently comprised of eight Trustees with terms expiring in 1999, 2000, and 2001. The terms of Marshall D. Butler, Jack A. Laughery and Corine T. Norgaard expire this year and the Board has nominated them for re-election. Mr. Laughery and Ms. Norgaard have been nominated for three-year terms and Mr. Butler has been nominated for a one-year term. Following the Annual Meeting of Shareholders, the Board will be comprised of eight Trustees, having various terms expiring in 2000, 2001 and 2002. All nominees, if elected, are to serve their respective terms, and until each of their successors is duly elected and qualified.

Information Concerning Nominees

     Set forth below as to each nominee for Trustee, and for each Trustee whose term will continue after this meeting, is his or her present office with the Trust, age, principal occupation or employment during the past five years, the organization by which he or she is employed and its principal business, and certain other directorships held by them.

                               RICHARD G. DOOLEY*
                              (Term expires 2001)

     Trustee and Chairman of the Trust (since 1988). Consultant (since 1993) and former Chief Investment Officer of the Insurance Company. Director (since 1996), Investment Technology Group, Inc.; Director, The Advest Group, Inc. (financial services holding company), HSB Group, Inc. (formerly known as Hartford Steam Boiler Inspection and Insurance Co.), Nellie Mae; Trustee, Kimco Realty Corp. (shopping center ownership and management); Director, Jefferies Group, Inc. (financial services holding company); Chairman (since 1999 and 1982-1995), Vice Chairman (1995-1999) and Trustee, MML Series Investment Fund (open-end investment company advised by the Insurance Company); Chairman (since 1999), Vice Chairman (1995-1999), Chairman (1982-1995) and Trustee (since 1974), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 69.

-------------------
* Mr. Dooley is an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) because of his position as an officer of the Trust and a consultant of the Insurance Company.

                               DONALD E. BENSON
                              (Term expires 2001)

Trustee since 1988. Executive Vice President and Director (since 1992), Marquette Bancshares (bank holding company); President and Director (1986-1994), MEI Diversified Inc. (medical product manufacturer); Partner (since 1996), Benson Family Limited Partnership No. 1 and Benson Family Limited Partnership No. 2 (investment partnerships); Partner, Benson, Pinckney, Oates Partnership (building partnership); Director (since 1997), National Mercantile Bancorp (bank holding company) and Mercantile National Bank; Director, Mesaba Holdings, Inc. (commuter airline); Director, Delta Beverage Group, Inc. (soft drink bottler and distributor); Trustee (since 1986), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 68.

                              MARSHALL D. BUTLER
                              (Term expires 1999)

     Nominee for re-election. Trustee since 1990. Chairman (since 1994), Nitzanim (electronic components); Director, Chairman and Chief Executive Officer (1973-1993), AVX Corporation (manufacturer of electronic components); Director, Kyocera Corp. and ESC Medical; Director (since 1993), Synercom Technology, Incorporated (computer software); Chairman (since 1994), Alpha Technologies Group, Inc. (electronic components); Partner (since 1995), First Israel Mezzanine Investors Ltd. (mezzanine financing); Trustee (since 1990), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 72.

                                 MILTON COOPER
                              (Term expires 2000)

     Trustee since 1990. Chairman (since 1992), Kimco Realty Corp. (shopping center ownership and management); Director (since 1971), Getty Petroleum Corp. (petroleum marketing); Director, Blue Ridge Real Estate; Trustee (since 1990), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 69.

                                DONALD GLICKMAN
                              (Term Expires 2001)

     Trustee since 1992. Chairman (since 1992), Donald Glickman and Company, Inc. (investment banking); Director, CalTex Industries, Inc. (manufacturer of windows) and Monro Muffler Brake, Inc.; Director (1993-1996), Steerage Corp. Inc. (navigation equipment manufacturer); Director (1991-1994), Food Barn Stores, Inc.; Trustee (since 1992), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 65.

                                MARTIN T. HART
                              (Term expires 2000)

     Trustee since 1991. President and Director, H Corporation; Co-Manager (1983-1996), Lake Catamount Joint Venture (ski resort); Partner, Consolidated Nursery Properties (wholesale nursery and garden center); Director, Optical Security Group Inc. (product security), Schuler Homes, Inc. (housing), and PNB Financial Group (bank holding company); Director (since 1997), T Netiks (communications); Director (since 1996), PJ America (pizza restaurant); Director (since 1994), Ardent Software, Inc. (computers); Manager (since 1994), Houston Pizza Venture (pizza restaurant); Director (1994-1996), The Bagel Group (bagel restaurant); Director (1992-1996), PJVA, Inc. and PJV, Inc. (pizza restaurants); Director, PJNC, Inc. (pizza restaurant); Director (1993-1995), Inco Homes (housing); Trustee (since 1991), Morris Air Corporation (airline), Capital Bancorp, MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 63.

                               JACK A. LAUGHERY
                              (Term expires 1999)

     Nominee for re-election. Trustee since 1996. Chairman (since 1997), President (since 1996) Laughery Investments; Partner (since 1996), Papa John's New England (food service); Consultant (since 1996), Papa John's Iowa (food service); Chairman (1994-1996), The Bagel Group (bagel restaurant); Consultant (1994-1996), Heartland Foods (food service); Director (since 1997), Maynard Capital

Partners (investments); Director, Papa John's International (food service companies); Director, First Union National Bank; Manager (since 1994), Houston Pizza Venture LLC (pizza restaurant); Partner, Atlantic Beach Sheraton and Coastal Lodging (hotels); Partner (1992-1996), Papa John's V and Papa John's VA (food service); Partner (1993-1996), Papa John's North Carolina (food service); Consultant (1989-1994), Hardee's Food Systems, Inc. (fast food restaurants); Director (1990-1997), Sprint Mid-Atlantic (telecommunications); Director (1993-
1996), Corral America (food service); Director (1981-1995), Imasco Ltd. (food service, banking, tobacco and drug stores); Trustee (since 1996), MassMutual Corporate Investors (closed-end investment company advised by the Insurance Company). Age: 64.

                              CORINE T. NORGAARD
                              (Term Expires 1999)

     Nominee for re-election. Trustee since 1997. Dean (since 1996), Barney School of Business and Public Administration, University of Hartford; Professor of Accounting and Dean (1993-1996), School of Management, State University of New York at Binghamton; Director, The Advest Group, Inc. (financial services holding company); Trustee, Aetna Series Fund (investment company) and MassMutual Corporate Investors. Age 61.

Share Ownership of Trustees, Nominees and Executive Officers

     The following table sets forth information concerning beneficial ownership, as of February 10, 1999, of the Trustees shares by each Trustee, and by the Trust's nominees for Trustee and executive officers as a group.

       Name                             Shares              Percentage of
    Individual                       Beneficially            Outstanding
     or Group                           Owned*              Shares Owned
     --------                           ------              ------------
Donald E. Benson                        5,775                    **
Marshall D. Butler                      4,683                    **
Milton Cooper                           1,415                    **
Richard G. Dooley                       2,019                    **
Donald Glickman                         1,265                    **
Martin T. Hart                         12,438                   0.13%
Jack A. Laughery                          500                    **
Corine T. Norgaard                        800                    **

All Trustees, Nominees
and Executive Officers
as a Group                             37,858                   0.41%

Information Concerning Committees and Meetings of the Board of Trustees

     The Board of Trustees of the Trust has an Audit Committee, whose present members are Messrs. Benson and Hart, neither of whom is an "interested person" of the Trust. The Audit Committee makes recommendations to the Board of Trustees as to the engagement or discharge of the Trustees independent accountants, supervises investigations into matters relating to audit functions, reviews with the Trustees independent accountants the results of the audit engagement and considers the audit fees. The Trust also has a Joint Transactions Committee, made up of the disinterested Trustees, which reviews certain investment transactions. The Trust does not have a standing nominating or compensation committee.

     During the past fiscal year, the Board of Trustees held five regular meetings (one of which was a telephone conference call meeting), and the Audit Committee met once. The Joint Transactions Committee met once in person and conducted numerous consent

----------------------
* This information, not being within the knowledge of the Trust, has been furnished by each nominee, Trustee and officer. Beneficial ownership is as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. Fractional shares are not reported.

**Less than on-tenth of one percent is not listed.

meetings during the year. All Trustees attended at least 80% of the aggregate number of meetings of the Board of Trustees and Committees of the Board.

Transactions with and Remuneration of Officers and Trustees

     Pursuant to the Investment Advisory and Administrative Services Contract with the Trust, the Insurance Company pays the salaries and fees of all officers of the Trust and of all Trustees of the Trust who are "interested persons" of the Trust or of the Insurance Company. Thus, during the fiscal year ended December 31, 1998, the Trust did not pay any compensation to any of its officers or to any of its Trustees who were "interested persons" of the Trust or of the Insurance Company.

     Trustees who are not "interested persons" of the Trust or of the Insurance Company receive fees of $1,000 for each Trustees' meeting which they attend (other than the organizational meeting of the Board following the Annual Meeting of Shareholders for which no fees are paid) and annual Trustees' fees of $8,000. No meeting fees are paid for meetings conducted by telephone conference call or by unanimous written consent. Members of the Audit Committee receive an additional annual fee of $600. Pursuant to a deferred compensation plan, Trustees may defer receipt of their fees until their retirement from the Board or some other time at their election. The aggregate direct remuneration of these Trustees and reimbursement of their travel expenses paid by the Trust during the fiscal year ended December 31, 1998 was approximately $86,865.

    The following table discloses the compensation paid to the Trustees non-interested Trustees for the fiscal year ended December 31, 1998. All of the non-interested Trustees also serve as Trustees of one other closed-end investment company managed by the Insurance Company.


                                                                Total
                                      Aggregate             Compensation
   Name of                           Compensation             from Fund
   Trustee                            from Trust               Complex
   -------                            ----------               -------
Donald E. Benson                       $11,600                 $28,700
Marshall D. Butler                      11,000                  27,500
Milton Cooper                           12,000                  30,000
Donald Glickman                         12,000                  30,000
Martin T. Hart                          12,600                  31,200
Jack A. Laughery                        12,000                  30,000
Corine T. Norgaard                       8,000                  20,000

            (2)  RATIFICATION OR REJECTION OF APPROVAL OF AUDITORS

     The Board of Trustees of the Trust, including all of the Trustees who are not "interested persons" of the Trust, have selected PricewaterhouseCoopers LLP to act as auditors for the Trust for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has assured the Trust that they are independent public accountants and have no direct or material indirect interest in the Trust. The selection is subject to the approval of the shareholders of the Trust at the forthcoming Annual Meeting. The enclosed proxy card provides space for instructions directing the proxies named therein to vote for or against ratification of that selection.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the forthcoming Annual Meeting. This representative shall have the opportunity to make a statement if he or she desires to do so, and it is expected that such representative will be available to respond to appropriate questions which may be posed by shareholders.

                        (3)  APPROVAL OR DISAPPROVAL OF
                                CONTINUANCE OF
                            INVESTMENT ADVISORY AND
                       ADMINISTRATIVE SERVICES CONTRACT

     The Trust has an Investment Advisory and Administrative Services Contract, dated October 7, 1988 (the "Contract") with the Insurance Company which entitles the Trust to certain investment advisory and administrative services from the Insurance Company. Under the Contract, the aggregate fee payable to the Insurance Company for the fiscal year ended December 31, 1998 was $987,685. No changes are being made in the Contract, which was last approved by shareholders at the Trustees 1998 Annual Meeting of Shareholders held on April 24, 1998.

     At its meeting on January 22, 1999, the Board of Trustees approved, and voted to recommend that the shareholders approve, the continuance of the Contract. Among other things, the Board considered the nature of the services provided to the Trust by the Insurance Company including the nature of the private placement market compared to public markets. The Insurance Company is required to provide the Trust with a continuing investment program consistent with its objectives which include investments in private placement debt securities without equity features, private placement debt securities and preferred stock with equity features attached, publicly-traded investment-grade and non-investment grade debt securities and certain temporary investments. The Trustees concluded that the Insurance Company has developed a sizeable, experienced and competent staff of investment professionals (including analysts, traders, and other support personnel) to support investment activities for a wide variety of investments. The Trustees also considered the expenses of the Trust assumed by the Insurance Company under the Contract; the actual fees paid to the Insurance Company by the Trust for the services provided and expenses assumed; a comparison of the Trustees fee schedule to fees charged by other investment advisers whose investment activities include private placement securities (including possible economy of scale and incentive fee features); and possible benefits to the Insurance Company as a result of the Contract (including intangibles such as increased visibility in the financial community). In connection with the investment and administrative services provided to the Trust by the Insurance Company, the Trustees concluded that the administration of private placement securities is more extensive, costs more and requires greater time and expertise than a portfolio of only public securities. Valuation of private placement securities, for example, is more time consuming and requires significantly more expertise than valuation of publicly-traded securities. In making comparisons with other funds, therefore, the Trustees considered the percentage of the Trust's portfolio comprised of private placement securities. The Trustees also considered the Trust's investment performance over various periods of time; comparisons of the Trust's investment performance to other funds investing in restricted securities and equities and to stock and bond indices; the quality of service provided by the Insurance Company (including the size, experience and professionalism of the Insurance Company's investment, accounting and compliance staffs); the profitability of the Contract to the Insurance Company; the Trust's expenses and its expense ratio compared to other similar funds; the Insurance Company's soft dollar practices; and possible alternatives to the engagement of the Insurance Company. The Trustees concluded, among other things, that the investment performance of the Trust's portfolio for the twelve-month and twenty-four month periods ended September 30, 1998 was satisfactory and that its expense ratio (excluding interest expenses) for the fiscal year ended December 31, 1998 was competitive. Based on their consideration of these and other factors, the Trustees (including a majority of the Trustees who are not "interested persons" (as defined by the Investment Company Act of 1940), of the Trust or of the Insurance Company) approved, and recommended that shareholders approve, the continuation of the Contract as now in effect.

     Prior to the Annual Meeting of Shareholders on April 23, 1999, the Trustees will meet again to review their approval and recommendation. Subject to such further review by the Board of Trustees, the Contract will be submitted to the Trust's shareholders for their approval or disapproval at the forthcoming
Annual Meeting.

Summary of the Contract

     Under the Contract, the Insurance Company has agreed to use its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment objectives, policies and restrictions of the Trust. The Insurance Company has further agreed that it will request each issuer of securities which the Insurance Company is prepared to purchase at direct placement, and which would be consistent with the investment policies of the Trust, to offer such securities also to the Trust and that it will use its best efforts to insure that such issuer accedes to such request.

     The Insurance Company, at its expense, investigates and conducts relations with the issuers of securities purchased or to be purchased directly by the Trust and represents the Trust in any negotiations with issuers, investment banking firms, securities brokers or dealers and other institutions or investors relating to the Trust's investments. The Insurance Company provides administration of the day-to-day investment operations of the Trust and provides the Trust with all necessary office facilities and personnel for servicing the Trust's investments, and will pay the salaries an fees of all officers of the Trust, of all Trustees who are "interested persons" of the Trust or of the Insurance Company, and of all personnel of the Trust or of the Insurance Company performing services relating to research, statistical and investment activities.

     In addition, the Insurance Company, subject to the supervision of the Trustees of the Trust, will, at its expense, furnish (or make provision for) the management and administrative services necessary for the operation of the Trust. These services include providing facilities for maintaining the Trust's organization (e.g., conducting Board, Committee and Shareholder meetings), supervising relations with the Trust's custodian, transfer agent, accountants and other persons dealing with the Trust, providing for pricing of the Trust's portfolio securities, coordinating the preparation of shareholder communications and conducting shareholder relations, maintaining the Trust's records, developing management services for the Trust and furnishing reports, evaluations and analyses on a variety of subjects for the Trustees of the Trust.

     The Trust pays the fees and expenses of Trustees who are not "interested persons" of the Trust or of the Insurance Company. The Trust also pays the fees and expenses of independent advisers, independent contractors, consultants, managers and other agents which it employs other than through the Insurance Company. In addition, the Trust is responsible for the payment of legal fees and expenses; the fees and disbursements of transfer agents, dividend disbursing agents, registrars, independent accountants, and custodians and depositories of its assets; out-of-pocket business travel expenses incurred by Trustees, officers or employees of the Trust; taxes and governmental fees; the cost of preparing and mailing share certificates, dividends, reports, notices and proxy materials to shareholders; brokers' commissions or underwriting fees; and insurance as may be required by its Board of Trustees.

     Expenses incurred jointly by the Trust, the Insurance Company, MassMutual Corporate Investors (another closed-end investment company advised by the Insurance Company), MassMutual Corporate Value Partners Limited (an unregistered investment fund) or any of them which are directly associated with the joint purchase or sale of securities by any such parties are shared by such parties in proportion to the relative amounts of such securities each is purchasing or selling.

     For its services under the Contract, the Insurance Company is paid a quarterly fee equal to 0.225% of the value of the net assets of the Trust as of the last business day of each fiscal quarter, an amount approximately equivalent to 0.90% on an annual basis. A majority of the Trustees of the Trust, including a majority of Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company, must approve each valuation of the Trust's net assets used to calculate the Insurance Company's fee.

     At a meeting on January 22, 1999, the Board of Trustees of the Trust approved the valuations being made as of the close of business on December 31, 1998, and arrived at a value for the net assets of the Trust at that date of $105,199,998.

     The Contract provides that the Insurance Company will reimburse the Trust for any amount, not exceeding the Insurance Company's entire fee for any year, by which the aggregate annual expenses (including the management fee, but excluding interest, taxes, brokerage expenses and extraordinary expenses) incurred by the Trust in such year exceed any expense limitation imposed by any state securities law or regulations thereunder applicable to the Trust. This requirement for reimbursement of expenses may be amended or rescinded with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company in response to changes in the requirements of state law, provided that no amendment or rescission shall be given retroactive effect unless required by the change in state law.

     Under the Contract, the Trust may use the name "MassMutual" or any name derived from or similar to the name "Massachusetts Mutual" or "Massachusetts Mutual Life Insurance Company" only for so long as the Contract or any extension, renewal or amendment thereof remains in effect. When it is no longer in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Insurance Company.

     The Contract also provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Insurance Company is not liable to the Trust or any of its shareholders for any act or omission or for any loss suffered by the Trust or its shareholders.

     The Contract is terminable on 60 days' written notice by the Trust's Board of Trustees, by a "majority vote" of the Trust's shares or by the Insurance Company. It will terminate automatically in the event of its assignment within the meaning of the Investment Company Act. Until terminated, the Contract will remain in force from year to year to the extent approved at least annually (a) by vote of a majority of Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company, cast in person at a meeting called for the purpose of voting on such approval, and (b) specifically either by the Trust's Board of Trustees or by a "majority vote" of the Trust's shares.

     Shareholder approval of the continuance of the Contract is not a requirement of law. The Board of Trustees, however, believes it is desirable for the Trust's shareholders to have an opportunity to give or withhold such approval. If such approval is withheld the Contract will not automatically terminate but the Trustees will determine what action to take in the best interests of shareholders of the Trust. Approval of continuance of the Contract will require the affirmative "majority vote" of the shareholders.

Allocation of Portfolio Brokerage

     Transactions in direct placement securities are on a negotiated basis. Brokers and dealers who execute any portfolio transaction for the Trust will be selected primarily on the basis of obtaining the best price and execution of each transaction. In seeking the best price and execution for securities traded only in the over-the-counter market, the Trust will normally deal directly with the principal market-makers unless a more favorable price may be obtained through other brokers or dealers.

     When it can be done consistent with the policy of obtaining best price and execution, it is the Insurance Company's practice to place orders with brokers and dealers who supply market quotations to the Trust or its agents for portfolio evaluation purposes, or who supply research, market and statistical information to the Trust or the Insurance Company. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. Although certain research, market and statistical information from brokers and dealers can be useful to the Trust and the Insurance Company, it is the opinion of the Insurance Company that such information is only supplementary to the Insurance Company's own research effort since the information must still be analyzed, weighed and reviewed by the Insurance Company's staff. Such information may be useful to the Insurance Company in providing services to clients other than the Trust, and not all such information will be used by the Insurance Company in connection with the Trust. Conversely, such information provided to the Insurance Company by brokers and dealers through whom other clients of the Insurance Company effect securities transactions may be useful to the Insurance Company in providing services to the Trust.

     The Trust paid $29,738 in brokerage commissions for the fiscal year ended December 31, 1998, including approximately $150 paid to Jefferies, Inc. ("Jefferies"). Jefferies is a subsidiary of a company for which one Trustee serves as Director. Portfolio turnover for the fiscal year ended December 31, 1998 was 54.53%.

Investment Adviser

    The names and addresses of the principal executive officer and each director of the Insurance Company and his or her principal occupations are set forth below.

                             ROBERT J. O'CONNELL
                               1295 State Street
                       Springfield, Massachusetts 01111

                 President and Chief Executive Officer of the
                              Insurance Company.

                               THOMAS B. WHEELER
                               1295 State Street
                       Springfield, Massachusetts  01111

                      Chairman of the Board of Directors
                           of the Insurance Company.

                               ROGER G. ACKERMAN
                             One Riverfront Plaza
                           Corning, New York  14831

                 Chairman and Chief Executive Officer, Corning
              Incorporated (manufacturer of specialty materials,
               communications equipment, and consumer products).

                                JAMES R. BIRLE
                               2 Soundview Drive
                         Greenwich, Connecticut  06836

                       Chairman, Resolute Partners, LLC.

                                   GENE CHAO
                             733 S.W. Vista Avenue
                            Portland, Oregon  97205

               Chairman, President and Chief Executive Officer,
                          Computer Projections, Inc.

                             PATRICIA DIAZ DENNIS
                               175 East Houston
                           San Antonio, Texas  78205

             Senior Vice President and Assistant General Counsel,
                           SBC Communications, Inc.

                                 ANTHONY DOWNS
                        1775 Massachusetts Avenue N.W.
                             Washington, DC  20036

                   Senior Fellow, The Brookings Institution
                         (non-profit research center).

                                JAMES L. DUNLAP
                                1201 Louisiana
                                  Suite 1400
                             Houston, Texas  77002

                    Vice Chairman Ocean Energy Corporation.

                               WILLIAM B. ELLIS
                             31 Pound Foolish Lane
                        Glastonbury, Connecticut  06033

                 Retired; former Chairman, Northeast Utilities
                       (electric utility); Senior Fellow
                      Yale University School of Forestry
                          and Environmental Studies.

                                ROBERT M. FUREK
                                1 State Street
                                  Suite 2310
                         Hartford, Connecticut  06103

              Chairman, State Board of Trustees for the Hartford
                                School System.

                              CHARLES K. GIFFORD
                              100 Federal Street
                         Boston, Massachusetts  02110

             Chairman and Chief Executive Officer, BankBoston N.A.
                          and BankBoston Corporation.

                               WILLIAM N. GRIGGS
                                75 Wall Street
                                  20th Floor
                           New York, New York  10005

                   Managing Director, Griggs & Santow, Inc.
                            (business consultant).

                               GEORGE B. HARVEY
                                663 Ponus Ridge
                        New Canaan, Connecticut  06840

                 Retired; former Chairman, President and Chief
                     Executive Officer, Pitney Bowes, Inc.
                        (office machines manufacturer).

                          BARBARA BARNES HAUPTFUHRER
                              1700 Old Welsh Road
                     Huntingdon Valley, Pennsylvania 19006

             Director: The Great Atlantic and Pacific Tea Company,
           Inc. (operator of retail food stores), Knight-Ridder Inc.
             (publisher of daily newspapers and operator of cable
            television and business information systems), Raytheon
               Company (electronics), Alco Standard Corporation
                  (diversified manufacturer and distributor).

                               SHELDON B. LUBAR
                            700 North Water Street
                                  Suite 1200
                          Milwaukee, Wisconsin  53202

                Chairman, Lubar & Co. Incorporated (investment
                       management and advisory company).

                             WILLIAM B. MARX, JR.
                                5 Peacock Lane
                        Village of Golf, Florida  33436

               Retired; former Senior Executive Vice President,
                           Lucent Technologies Inc.
               (public telecommunications systems and software).

                                JOHN F. MAYPOLE
                                 P.O. Box 1223
                            Toccoa, Georgia  30577

                   Managing Partner, Peach State Real Estate
                        Holding Company (real estate).

                                ALFRED M. ZEIEN
                               Prudential Tower
                          Boston, Massachusetts 02199

              Chairman and Chief Executive Officer, The Gillette
               Company (manufacturer of personal care products).

             Executive Officers of the Trust (other than Trustees)
            who are officers or employees of the Insurance Company, are listed below with their principal occupation or employment during the past five years. The term of each such Executive Officer is until the next meeting of the
            Board of Trustees following the 1999 Annual Meeting of
             Shareholders and until his successor shall have been
                             chosen and qualified.

                                STUART H. REESE

               President (since 1995), Executive Vice President
              (1993-1995) of the Trust. Chief Executive Director
            (since 1997), Senior Vice President (1993-1997) of the
                         Insurance Company.  Age: 43.

                                ROBERT E. JOYAL

                   Senior Vice President (since 1989) of the
                Trust. Executive Director (since 1997), Senior
               Managing Director (1996-1997), Vice President and
                Managing Director (1989-1996) of the Insurance
                              Company.  Age: 54.

                              CLIFFORD M. NOREEN

               Vice President (since 1993) of the Trust. Senior
                Managing Director (since 1996), Vice President (1995-1996), Second Vice President (1992-1994),
                      of the Insurance Company.  Age: 41.

                                STEPHEN L. KUHN
                 Vice President and Secretary (since 1988) of
                 the Trust.  Vice President and Deputy General
              Counsel (since 1997), Vice President and Associate
                 General Counsel (1992-1997) of the Insurance
                              Company.  Age: 52.

                            CHARLES C. McCOBB, JR.
             Chief Financial Officer (since 1998), Vice President
                 (since 1997) of the Trust.  Managing Director
                  (since 1997), MassMutual; Managing Director
                and Vice President (1994-1997), Citicorp, Inc.
                (banking); Vice President and Managing Director
                     (1973-1994), Aetna Life and Casualty
                         (insurance company).  Age: 55

                               MARK B. ACKERMAN
               Treasurer (since 1998), Comptroller (1997-1998),
                 Associate Treasurer (1995-1998) of the Trust.
                 Investment Director (since 1996),  Associate
               Investment Director (1994-1996) of the Insurance
                               Company.  Age:33


     Other officers of the Trust who are officers or employees of the Insurance Company are: Richard C. Morrison, Mary Wilson Kibbe, Mark A. Ahmed, Roger W. Crandall, Andrew C. Dickey, Walter T. Dwyer, Michael L. Hermsen, Michael L. Klofas, Thomas S. Li, Kathleen Lynch, Mary Ann Z. McCarthy, Richard E. Spencer II, John B. Wheeler, Lisa M. Kusek, William N. Holm, John B. Joyce, Victoria Fortier, Ann F. Lomeli, Kathleen Kraez, Maura Ann Batchelor, John Cunningham, Edward Youmell, James T. Birchall, Jill A. Fields, Patrick J. Joyce, Robert M. Shettle, Lisa J. Yoerg and Emeka Onukwugha.

     The Insurance Company also advises MassMutual Corporate Investors ("Corporate Investors"), a closed-end, non-diversified management investment company, having net assets of $205,019,403 million as of December 31, 1998. The Insurance Company's Investment Services Contract with Corporate Investors provides that the Insurance Company is to be paid a base rate (the "Base Fee Rate") of 5/16 of 1% of the net asset value of Corporate Investors (approximately equivalent to 1.25% on an annual basis), plus or minus a performance adjustment (the "Performance Adjustment"). The Performance Adjustment is based on Corporate Investors' performance as compared to a benchmark rate of return (the "Target Rate") equal to 5.0 percentage points plus an unweighted, arithmetic average of the rates of return on the Standard & Poor's Industrials Stock Price Index (the "S&P Industrials") and the Lehman Brothers Intermediate Corporate Bond Index (the "Intermediate Bond Index") over a rolling three-year period (the "Measurement Period") comprising the twelve quarters ending on the last day of each quarter (the "Valuation Date"). The Performance Adjustment is equal to 5% of the difference between Corporate Investors' actual rate of return over the Measurement Period and the Target Rate. If Corporate Investors' actual rate of return exceeds the Target Rate, the Base Fee Rate is increased by an amount equal to the Performance Adjustment; if Corporate Investors' actual rate of return is less than the Target Rate, the Base Fee Rate is reduced by the Performance Adjustment. The Performance Adjustment is subject to a maximum and minimum range of 1/16 of 1% of the net asset value of Corporate Investors (approximately equivalent to .25% on an annual basis). The advisory fee payable by Corporate Investors is equal to the Base Fee Rate (as adjusted by the Performance Adjustment) times the net asset value of Corporate Investors as of the Valuation Date.


                   Net Assets       Advisory Fee
                     as of             (on an
Name of Fund       12/31/98         annual basis)
------------       --------         ------------
MassMutual                          1.25% of net assets PLUS
Corporate          $205.0 million   Performance Incentive of
Investors                           +/- .25% (1.0% to 1.50%)

    In addition to acting as investment adviser and administrator to the Trust and Corporate Investors, the Insurance Company acts as investment adviser to MML Series Investment Fund and MassMutual Institutional Funds, which are open-end management investment companies investing in publicly traded securities.

     Like other businesses and governments around the world, the Trust could be adversely affected if the computer systems used by the Insurance Company (and those with which it does business on behalf of the Trust) and the Trust's other service providers do not properly recognize the year 2000. This is commonly known as the "Year 2000" issue. In 1996, the Insurance Company began an enterprise-wide process of identifying, evaluating and implementing changes to computer systems and application software to address the Year 2000 issue. The Trust has been informed that this is one of the Insurance Company's highest business operational priorities. The Insurance Company is also seeking assurances from the Trust's custodian and transfer agent in order to identify and resolve Year 2000 issues.

                              (4)  OTHER BUSINESS

    The Board of Trustees knows of no business to be brought before the meeting other than as set forth above. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies on such matters in accordance with their best judgment.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     During the fiscal year Mark B. Ackerman inadvertently failed to file SEC Form 3 in a timely manner upon his election as Treasurer and executive officer of the Trust. In addition, John F. Maypole, a Director of the Insurance Company, inadvertently failed to timely file one SEC Form 4 with respect to one transaction during the year.

                           PROPOSALS BY SHAREHOLDERS

    Any shareholder intending to present a proposal at the Annual Meeting to be held in 2000 who wishes to have such proposal included in the Trust's proxy material for that meeting should forward the written proposal to the Trust,
Attention: Secretary. Proposals must be received on or before November 1, 1999, to be considered for inclusion in the Trust's proxy material for its 2000 Annual Meeting. In addition, proxies for that meeting will be voted in the discretion of management on proposals submitted by January 16, 2000.

                            ADDITIONAL INFORMATION

     Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Trust. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Trust's officers in person, by telephone or by facsimile will be borne by the Trust. In addition, the Trust may retain an outside firm to solicit proxies, which would involve additional expenses, payable by the Trust. If the Trust does retain such an outside firm, the anticipated cost would be approximately $25,000. The Trust will reimburse banks, brokers, and other persons holding the Trust's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     If any shareholders desire additional information about the matters proposed for action, the management will be glad to hear from them and to provide further information.

                                 ANNUAL REPORT

    The Annual Report of the Trust for its fiscal year ended December 31, 1998, including financial statements, a schedule of the Trust's investments as of such date and other data, was mailed on or about February 28, 1999 to all shareholders of record as of the record date. The financial statements included in such Annual Report are incorporated herein by reference. Any shareholder may request a copy of the Annual Report and the most recent semi-annual report, which will be furnished without charge, by calling (toll-free) the Trust's transfer agent, Shareholder Financial Services, Inc., at 1-800-647-7374.

                                By order of the
                                Board of Trustees,


                                Stephen L. Kuhn
                                Vice President and Secretary

1295 State Street
Springfield, Massachusetts 01111
March 3, 1999

L4288P (399)

                                   APPENDIX
                                 FORM OF PROXY




                       MASSMUTUAL PARTICIPATION INVESTORS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned hereby appoints Stephen L. Kuhn and Charles C. McCobb, Jr., and each of them, attorneys and proxies of the undersigned, with power of substitution to vote all shares of MassMutual Participation Investors (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 23, 1999, at 1:00 p.m. Springfield time, and at any adjournments thereof (the "Annual Meeting").

   THIS PROXY WILL BE VOTED ON ITEMS (1), (2) AND (3) IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THIS CARD, AND IN THE ABSENCE OF INSTRUCTIONS THE UNDERSIGNED HEREBY AUTHORIZES THE AFORESAID PROXY OR PROXIES TO VOTE FOR ITEMS
(1), (2) AND (3).

                          PLEASE SIGN ON REVERSE SIDE

                                  SEE REVERSE
                                      SIDE

Please mark votes as in this example.

1. Election of Trustees

Nominees: Marshall D. Butler, Jack A. Laughery and Corine T. Norgaard for the terms set forth in the proxy statement.

FOR       WITHHELD


For all nominees except as noted above

2. Ratification of the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 1999.

FOR       AGAINST   ABSTAIN

3. Approval of continuance of the Trust's Investment Services Contract with Massachusetts Mutual Life Insurance Company, dated October 7, 1988.

FOR       AGAINST   ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting.

MARK HERE FOR
ADDRESS CHANGE AND
NOTE AT LEFT.

MARK HERE IF
YOU PLAN TO ATTEND
THE MEETING.

Signature:  Date:

Signature:  Date:

Please sign exactly as your name or names appear. When signing as joint tenant, all parties to the joint tenancy should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please mail the completed and signed proxy to SFSI, P.O. Box 173673, Denver, CO 80217-3673.

                                       2